UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Mid-State Bancshares

(Name of Registrant as Specified In Its Charter)

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1026 East Grand Avenue
Arroyo Grande, California 93420

NOTICE OF 2004 ANNUAL MEETING
OF SHAREHOLDERS AND PROXY STATEMENT

MEETING DATE: MAY 18, 2004

991 Bennett Avenue, P.O. Box 580, Arroyo Grande, California 93421-0580
805/473-6829 • Fax 805/473-7752

April 15, 2004

Dear Shareholder:

We are pleased to invite you to the Annual Meeting of Shareholders of Mid-State Bancshares to be held on Tuesday, May 18, 2004, at 7:30 P.M. at The Clark Center, 487 Fair Oaks Avenue, Arroyo Grande, California. As in the past, in addition to considering the matters described in the Proxy Statement, we will review major developments since our last Shareholders’ Meeting.

We hope that you will attend the Meeting in person; however, we strongly encourage you to designate the proxies named on the enclosed Proxy Card to vote your shares. This will ensure that your common stock is represented at the Meeting. You will also be able to vote by telephone or by the Internet. The Proxy Statement explains more about these voting procedures. Please read it carefully.

We look forward to your participation.

By Order of the Board of Directors,

James G. Stathos
Secretary

MID-STATE BANCSHARES
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Mid-State Bancshares:

NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders of Mid-State Bancshares (“Mid-State”) will be held as follows:

Date:	Tuesday, May 18, 2004
Time:	7:30 p.m.
Place:	The Clark Center 487 Fair Oaks Avenue Arroyo Grande, California

Matters to be voted on:

  Election of Directors. To consider and vote upon a proposal to elect three (3) persons to the Board of Directors of Mid-State to serve until their successors have been elected and have qualified. The Board of Directors has nominated the following persons for election:
Daryl L. Flood Michael Miner Alan Rains
  Any other matters that may properly be brought before the meeting by order of the Board of Directors

Only those shareholders of record at the close of business on March 31, 2004, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

Section 2.11 of the Mid-State Bylaws provide for the nomination of directors as follows:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the Corporation by the later of the close of business 21 days prior to any meeting of shareholders called for the election of directors or 10 days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo

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contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, OR VOTE BY TELEPHONE OR INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING AND YOU WISH TO CHANGE YOUR VOTE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THAT TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO WE CAN PROVIDE ADEQUATE ACCOMMODATIONS.

James G. Stathos
Secretary

April 15, 2004

Please vote promptly.

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TABLE OF CONTENTS

Proxy Statement	1

General Information About the Meeting	1

Corporate Governance	3

Proposal 1: Election of Directors	8

Compensation and Related Matters	12

Relationship with Independent Accountants	19

Shareholder Proposals and Nominations for the 2005 Annual Meeting	20

Additional Information	20

Appendix A: Corporate Governance Guidelines	A-1

Appendix B: Audit Committee Charter	B-1

Appendix C: Audit Committee Report	C-1

Appendix D: Compensation Committee Report	D-1

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MID-STATE BANCSHARES
1026 East Grand Avenue
Arroyo Grande, CA 93420

PROXY STATEMENT

     Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the proxies named on the enclosed proxy card. This proxy statement is being sent to you in connection with this request and has been prepared for the Board by our management. “We,” “our,” or “Mid-State” refer to Mid-State Bancshares. The proxy statement is being sent to our shareholders on or about April 15, 2004.

GENERAL INFORMATION ABOUT THE MEETING

     Who Can Vote. You are entitled to vote your Mid-State common stock if our records showed that you held your shares as of March 31, 2004. At the close of business on that date, a total of 23,586,208 shares of common stock were outstanding and entitled to vote. Each share of Mid-State common stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote. Your vote is confidential and will not be disclosed to persons other than those recording the vote.

     Voting Your Proxy. If your common stock is held by a broker, bank, or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

     If you hold your shares in your own name as a holder of record, you may instruct the proxies how to vote your common stock by using the toll free telephone number or the Internet voting site listed on the proxy card or by signing, dating, and mailing the proxy card in the postage paid envelope that we have provided to you. Of course, you can always come to the meeting and vote your shares in person. Specific instructions for using the telephone and Internet voting systems are on the proxy card. The proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted for the election of directors named in this proxy statement.

     Matters to be Presented. We are not aware of any matters to be presented other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies can vote your common stock on the new meeting date as well, unless you have revoked your proxy instructions.

     Revoking your Proxy. To revoke your proxy instructions if you are a holder of record, you must advise the Secretary in writing before the proxies vote your common stock at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the proxies, we recommend that you revoke or amend your prior instructions in the same way you initially gave them – that is, by telephone, Internet, or in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

     How Votes are Counted. The annual meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If you hold your common stock through a nominee, generally the nominee may vote the common stock that it holds for you only in accordance with your instructions. Brokers who are members of the National Association of Securities Dealers, Inc. may not vote shares held by them in a nominee’s name unless they are permitted to do so under applicable rules. Under New York Stock Exchange rules, a member broker that has transmitted proxy soliciting materials to a beneficial owner may vote on matters that the Exchange has determined to be routine if the beneficial owner has not provided the broker with voting instructions within 10 days of the meeting. If a nominee cannot vote on a particular matter because it is not routine, there is a “broker non-vote” on that matter. Broker non-votes count for quorum purposes, but we do not count either abstentions or broker non-votes as votes for or against any proposal.

     Cost of this Proxy Solicitation. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this solicitation. We will, on request, reimburse brokers, banks, and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

     Attending the Annual Meeting. If you are a holder of record and plan to attend the annual meeting, please so indicate when you vote. The lower portion of the proxy card is your admission ticket. If you are a beneficial owner of common stock held by a broker, bank, or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your common stock held in nominee name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares.

CORPORATE GOVERNANCE

     Consistent with our perception of good business principles, we historically have had a strong commitment to good corporate governance and to the highest standards of ethical conduct. Additionally, as part of a highly regulated industry, the new corporate governance principles and procedures of the Sarbanes-Oxley Act of 2002 (“SOA”), the Securities and Exchange Commission (the “SEC”) and Nasdaq (our common stock is listed on the Nasdaq national market) are relatively familiar. For instance, we believe that at least a majority of our directors have been “independent” at Mid-State Bank & Trust since at least 1961 and that it has been the case at Mid-State Bancshares since it was formed in 1998. We have for some time delegated policy making and oversight functions to committees which also consist almost entirely of independent directors. We have also had a formal corporate code of ethics in place since 1997. During the last two years, we have been formalizing, refining, and fine-tuning our procedures to comply with the new requirements. We believe that we have taken all required actions to comply with all the currently applicable provisions of the SOA, implementing regulations and the Nasdaq rules.

Corporate Governance Guidelines

     We have formalized our previous corporate governance practices into a set of Corporate Governance Guidelines, which include guidelines for determining director independence and reporting concerns to non-employee directors. These Guidelines are enclosed with this proxy statement as Appendix “A.” All of our corporate governance materials, including the Corporate Governance Guidelines and committee charters, are published on the Investor Information section of our website at www.midstatebank.com. The Board regularly reviews corporate governance developments and modifies these Guidelines and charters as warranted. Any modifications are reflected on our website.

Board of Directors

     Mid-State is governed by a Board of Directors (the “Board”) and various committees of the Board that meet throughout the year. Directors discharge their responsibilities throughout the year at Board and committee meetings and also through telephone contact and other communications with the Chairman, the Chief Executive Officer and other officers regarding matters of concern and interest to Mid-State as well as by reviewing materials provided to them. During 2003, there were twelve (12) meetings of the Board.

Director Independence

     It is the Board’s objective that at least the majority of the Board consists of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company and is otherwise an “independent director” within the meaning of the Nasdaq rules. The Board has determined that the following nine (9) directors/nominees (constituting 82% of the entire Board) satisfy Nasdaq’s requirements: Carey, Flood, Heron, Lagomarsino, Maguire, Miner, Morris, Rains, and Snelling.

     Subject to limited exceptions in the case of the nominating and corporate governance committee and the compensation committee, the Nasdaq rules require all members of the audit, the compensation, and the nominating and corporate governance committees to be independent directors. Members of the audit committee must also satisfy an additional SEC requirement, which provides that they may not accept directly or indirectly, any consulting, advisory, or other compensatory fee from us or any of our subsidiaries other than their director’s compensation. Except for Carrol Pruett who sits on the nominating and corporate governance committee, the Board has determined that all members of the audit, compensation, and nominating and corporate governance committee satisfy the relevant independence requirements.

Meetings and Attendance

     Directors are expected to attend all Board meetings and meetings of committees on which they serve and each annual shareholders’ meeting. In 2003, all of the then ten (10) members of the Board attended our annual shareholders meeting.

     Each of the directors who was a director during all of 2003 attended at least 75% of the meetings of the Board and committees on which they served in 2003.

Communication with the Board of Directors

     The ability of shareholders to communicate directly with the Board is an important feature of corporate governance and assists in the transparency of the Board’s operations. In furtherance of this interest, the Board has included in the Corporate Governance Guidelines a process by which a shareholder may communicate directly in writing to the Board. Please refer to “Shareholder Communications with the Board of Directors” of Appendix “A” for further information. Because communications to the Board can be junk mail or spam, or relate to products and services, be solicitations, advertisements or job inquiries or otherwise relate to improper or irrelevant topics, a process has been approved by not less than a majority of the independent directors for screening communications.

Director Nomination Process

     The Nominating and Corporate Governance Committee is responsible for recommending for the Board’s selection the slate of director nominees for election to our Board and for filling vacancies occurring between annual meetings of shareholders.

     This committee will consider shareholder recommendations for candidates for the Board. Recommendations can be made in accordance with “Selection of Directors” “Shareholder Recommendations” of Appendix “A.” The committee’s non-exclusive list of criteria for Board members is set forth in “Selection of Directors” “Criteria” of Appendix “A.” The committee screens all potential candidates in the same manner regardless of the source of the recommendation.

Meetings of Independent Directors

     The Corporate Governance Guidelines provide that, commencing in 2004, the independent directors will meet without any management directors present at least two times each year. In 2003, the independent directors met one (1) time.

Code of Conduct

     We expect all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and employees to adhere to the highest standards of ethics and business conduct with each other, customers, shareholders and communities we serve and to comply with all applicable laws, rules and regulations that govern our business. These principles have long been embodied in our various policies relating to director, officer and employee conduct including such subjects as employment policies, conflicts of interest, professional conduct, and protection of confidential information. Recently, the Board has adopted a comprehensive code of conduct reflecting these policies. Our code of conduct is published on the Investor Information section of our website at www.midstatebank.com. Any change to or waiver of the code of conduct (other than technical, administrative, and other non-substantive changes) will be posted on our website or reported on a Form 8-K filed with the SEC. While the Board may consider a waiver for an executive officer or director, we do not expect to grant such waivers.

Committees of the Board

     Among other committees, we have an audit, nominating and corporate governance and compensation committees. The following describes for each of these three committees its current membership, the number of meetings held during 2003, and its function.

     Audit. Directors Snelling (Chairman), Bello, Flood, and Heron (Alternate Member).

     This Committee met five (5) times in 2003. Each member is an “independent director,” as defined by the Nasdaq rules and satisfies the additional SEC requirements for independence of audit committee members. Nasdaq rules further require each member be able to read and understand fundamental financial statements. In addition, our Board has determined that William L. Snelling is an “audit committee financial expert,” as defined by the SEC rules.

     Pursuant to its Charter, the Audit Committee is a standing committee appointed annually by the Board. The Committee assists the Board of Directors in fulfilling its responsibility to the shareholders and depositors relating to the quality and integrity of our accounting systems, internal controls, financial-reporting processes, the identification, and assessment of business risks and the adequacy of overall control environment within Mid-State. The committee’s authorities and responsibilities are set forth in the Audit Committee Charter. A copy of the Audit Committee’s Charter and the Audit Committee’s Report for the year-ended December 31, 2003 are attached as Appendices “B” and “C,” respectively, to this proxy statement.

     Nominating and Corporate Governance Committee. Directors Flood (Chairman), Bello, Carey, Lagomarsino, Maguire, Pruett, and Heron (Alternate Member).

     Each member of the committee is an “independent director,” as defined by the Nasdaq rules, except for Carrol Pruett. As permitted by the Nasdaq rules, the Board has determined that, based upon his knowledge, reputation, and standing in the communities served by Mid-State along with his long tenure and identification with Mid-State, Mr. Pruett’s membership on the committee is in the best interest of Mid-State and its shareholders.

     The committee met one (1) time in 2003. The committee will, among other things:

  Identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders;
  Develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between Mid-State and directors;
  Identify Board members qualified to fill vacancies on any committee of the Board and recommend that the Board appoint the identified member or members to the respective committee;
  Conduct an annual evaluation of the performance of the Board and report conclusions to the Board;
  Develop and recommend to the Board a set of corporate governance principles applicable to Mid-State and review those principles at least once a year; and
  Review on an annual basis non-employee director compensation and benefits and make recommendations to the Board on appropriate compensation.

     Compensation. Directors Morris (Chairman), Bello, Carey, Heron, and Snelling (Alternate Member)

     Each member of the committee is an “independent director,” as defined by the Nasdaq rules. This committee met four (4) times in 2003. The committee will, among other things:

  Establish proper compensation ranges for officers and employees through the review of an annual compensation strategy;
  Review and recommend to the Board for approval the compensation of the Chief Executive Officer and other executive officers;
  Ensure that the annual executive incentive compensation plan is administered in a manner consistent with Mid-State’s compensation strategy; and

  Review with the Chief Executive Officer management succession and organizational developments.

     A copy of the Compensation Committee’s Report for the year ended December 31, 2003 is attached as Appendix D to this proxy statement.

     Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was a current or former officer or employee of Mid-State or its subsidiary during the year. The Chairman of the Compensation Committee during 2003, Director Gregory R. Morris, is the president and principal owner/stockholder of Morris & Garritano Insurance Agency. Morris & Garritano received broker commissions during 2003 in connection with the placement of insurance for Mid-State and its subsidiary. Such broker commissions were less than 5% of Morris & Garritano’s gross revenues for 2003.

PROPOSAL 1
ELECTION OF DIRECTORS

     Our Bylaws and implementing resolutions provide for a total of eleven (11) directors. We have a “Classified” Board of Directors. A “Classified” Board means that the directors are divided into three classes with staggered terms. As a result, three (3) persons will be elected at the meeting to a term of three years. At subsequent annual meetings of the shareholders, a number of directors will be elected equal to the number of directors with terms expiring at that annual meeting. The directors so elected at these subsequent annual meetings will each be elected for a three-year term.

     Vote Required. Directors must be elected by a plurality of the votes cast at the meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes withheld for any nominee will not be counted.

     Substitute Nominees. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxies would vote your common stock to approve the election of any substitute nominee proposed by the Board. We may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

Slate of Directors

Daryl L. Flood has been a director of Mid-State Bancshares or Mid-State Bank & Trust since 1978 and vice chairman since 2003. A founding officer of the Bank in 1961, he served for 30 years in a variety of positions, progressing to executive vice president. Mr. Flood is a graduate of the Pacific Coast Banking School and has served on the board of directors of the Independent Bankers Association of Southern California. He was a long-time board member of the Lucia Mar Unified School District.
Michael Miner is the president and chief executive officer of Miner’s Ace Hardware. During his tenure, the store has expanded from a single location with nine employees in 1982 to a five-store chain with 175 employees. He also managed and co-owned Miner’s Home Appliance, which sold major appliances. Mr. Miner is a board member of the Five Cities Men’s Club and The CourtHouse, a $4 million non-profit basketball sports complex. He served on the board of directors of Arroyo Grande Community Hospital, Rotary Club, and local Camp Fire and Boy Scouts organizations.
Alan Rains has been a director of Mid-State Bancshares since 2003, when Mid-State merged with Ojai Valley Bank, where he was chairman of the board. Mr. Rains is the owner and chief executive officer of Rains Department Store, an independent, specialty department store. Mr. Rains has served as treasurer for the city of Ojai since 1995. He has served as president of Ojai Valley Service Foundation since 1976 and served as chairman of the board of Ojai Valley Community Hospital and later as chairman of the hospital’s foundation.

     General Information About the Nominees and the Continuing Directors. Messrs. Flood and Rains are currently directors. Mr. Miner is a new nominee who was selected by the Nominating and Corporate Governance Committee upon the recommendation of a "non-management" director. Each of the three (3) nominees has agreed to be named in this proxy statement and to serve if elected.

     Unless stated otherwise, all of the nominees and the continuing directors have been continuously employed by their present employers for more than five years. None of our directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

     The following tables set forth certain information, as of March 31, 2004, with respect to the three (3) persons nominated by the Board of Directors for election, the eight (8) continuing directors whose terms do not expire at the meeting, Gracia B. Bello, whose term expires May 18, 2004 and who is not standing for re-election, and the Executive Officers.

2004 Nominees

					Common Stock Beneficially Owned on March 31, 2004

Name, Address(1) and Relationship with the Company of Beneficial Owner	Principal Occupation for Past Five Years	Age	Year First(2) Elected or Appointed Director Bancshares/Bank	Term(3)	Number of Shares(4)	Percentage of Shares Outstanding (5)

Daryl L. Flood Director	Retired	70	1998/Bancshares 1978/Bank	I	191,064(6)	.81%

Michael Miner	Chief Executive Officer, Miner’s Ace Hardware	51	–	–	1,000.004%

Alan Rains Director	Chairman of the Board, A. Rains Inc., dba Rains Department Store	73	2003/Bancshares 2003/Bank	I	80,577.34%

(1)	The address for all persons listed is c/o Mid-State Bancshares, 1026 East Grand Avenue, Arroyo Grande, California 93420.
(2)	Service with Mid-State Bancshares, Mid-State Bank & Trust, or a bank, which was acquired by merger by Mid-State Bank & Trust.
(3)	I-Term expiring in 2004; II-Term expiring in 2005; and III-Term expiring in 2006.
(4)	Except as otherwise noted, includes shares held by each person’s spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power.
(5)	Includes shares of common stock subject to stock option exercisable within 60 days.
(6)	Includes 20,000 shares of common stock subject to stock option exercisable within 60 days.

Other Directors and Executive Officers

					Common Stock Beneficially Owned on March 31, 2004

Name, Address(7) and Relationship with the Company of Beneficial Owner	Principal Occupation for Past Five Years	Age	Year First(8) Elected or Appointed Director Bancshares/Bank	Term (9)	Number of Shares(10)	Percentage of Shares Outstanding (11)

Gracia B. Bello Director	Registered Pharmacist (Retired)	74	1998/Bancshares 1996/Bank	I	32,724(12)	.14%

Trudi G. Carey Director	Architect, Contractor, Real Estate Broker The Carey Group, Inc.	47	2000/Bancshares 2000/Bank	III	17,740(13)	.08%

H. Edward Heron Director	Vice President, Coldwell Banker	63	1999/Bancshares 1996/Bank	III	42,830(14)	.18%

Robert J. Lagomarsino Director	President, Lagomarsino Minerals; Vice President, Lagomarsino’s, Inc.	77	2001/Bancshares 1993/Bank	II	97,983(15)	.42%

James W. Lokey President/Chief Executive Officer, Mid-State Bancshares and Mid-State Bank & Trust	President/CEO, Mid-State Bank & Trust 3/1/00 to present and Mid-State Bancshares 6/1/01 to present; President, Downey Savings in 1997 and 1998	56	2000/Bancshares 2000/Bank	III	218,853(16)	.93%

Stephen P. Maguire Director	President, Maguire Investments, Inc. (Investment Firm)	53	1999/Bancshares 1999/Bank	III	350,125(17)	1.48%

Gregory R. Morris Director	President, Morris & Garritano Insurance Agency	63	1998/Bancshares 1987/Bank	II	118,986(18)	.50%

Carrol R. Pruett Chairman of the Board	Chairman of the Board, Mid-State Bancshares and Mid-State Bank & Trust. President/Chief Executive Officer, Mid-State Bank & Trust (Retired in 2000)	66	1998/Bancshares 1967/Bank	II	374,625(19)	1.59%

William L. Snelling Director	Business Manager, Consultant	72	1998/Bancshares 1977/Bank	II	178,293(20)	.76%

Harry H. Sackrider Executive Vice President, Mid-State Bancshares and Executive Vice President/ Chief Credit Officer, Mid-State Bank & Trust	Chief Credit Officer, Mid-State Bank & Trust	59	–	–	25,653(21)	.11%

James G. Stathos Executive Vice President/ Chief Financial Officer, Mid-State Bancshares and Mid-State Bank & Trust	Chief Financial Officer, Mid-State Bank & Trust and Mid-State Bancshares 1998 to present	58	–	–	102,180(22)	.43%

Directors and Executive Officers as a group (14 persons)					1,832,633(23)	7.77%

(7)	The address for all persons listed is c/o Mid-State Bancshares, 1026 East Grand Avenue, Arroyo Grande, California 93420.
(8)	Service with Mid-State Bancshares, Mid-State Bank & Trust, or a bank, which was acquired by merger by Mid-State Bank & Trust.
(9)	I-Term expiring in 2004; II-Term expiring in 2005; and III-Term expiring in 2006.
(10)	Except as otherwise noted, includes shares held by each person’s spouse (except where legally separated) and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power.
(11)	Includes shares of common stock subject to stock option exercisable within 60 days
(12)	Includes 20,000 shares of common stock subject to stock option exercisable within 60 days.
(13)	Includes 12,000 shares of common stock subject to stock option exercisable within 60 days.
(14)	Includes 16,000 shares of common stock subject to stock option exercisable within 60 days.
(15)	Includes 4,000 shares of common stock subject to stock option exercisable within 60 days.
(16)	Includes 183,932 shares of common stock subject to stock options exercisable within 60 days.
(17)	Includes 16,000 shares of common stock subject to stock options exercisable within 60 days.
(18)	Includes 68,508 shares held by Mr. Morris as Trustee for Morris & Garritano Profit Sharing Trust, as to which Mr. Morris has sole voting and investment power; and 20,000 shares of common stock subject to stock option exercisable within 60 days.
(19)	Includes 193,488 shares of common stock subject to stock options exercisable within 60 days.
(20)	Includes 20,000 shares of common stock subject to stock options exercisable within 60 days.
(21)	Includes 20,597 shares of common stock subject to stock option exercisable within 60 days.
(22)	Includes 88,112 shares of common stock subject to stock option exercisable within 60 days.
(23)	Includes 127,833 shares of common stock owned by the executive officers and shares subject to stock options exercisable within 60 days.

COMPENSATION AND RELATED MATTERS

     Compensation. The compensation committee recommends for Board approval the compensation awarded to the executive officers, and determines the salaries of those executive officers based upon their experience, performance, and contribution to the success of Mid-State. The following table sets forth the aggregate compensation for services in all capacities paid or accrued by Mid-State or its banking subsidiary to the five (5) most highly compensated executive officers during 2003.

Summary Compensation Table

							Long-Term Compensation

		Annual Compensation					Awards		Payouts

Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)(24)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs* (#)	LT1P** Payouts ($)	All Other Compensation ($)(25)

James W. Lokey	2003	376,034	(26)	301,178	(29)	0	0	62,950	0	25,037
President/Chief	2002	341,670	(27)	175,000	(30)	0	0	52,941	0	21,247
Executive Officer	2001	300,000	(28)	169,800	(31)	0	0	62,069	0	52,265

James G. Stathos
Executive Vice	2003	233,500	(32)	124,186	(35)	0	0	26,978	0	25,037
President/Chief	2002	216,668	(33)	112,500	(36)	0	0	20,588	0	25,786
Financial Officer	2001	174,128	(34)	99,268	(37)	0	0	24,138	0	16,533

Harry H. Sackrider
Executive Vice	2003	179,170	(38)	97,680	(41)	0	0	17,985	0	60,636	(44)
President/Chief	2002	134,585	(39)	89,580	(42)	0	0	20,000	0	20,454	(45)
Credit Officer	2001	96,831	(40)	12,675	(43)	0	0	0	0	11,537

Daniel Eliot
Senior Vice	2003	150,000	(46)	46,200	(48)	0	0	5,000	0	19,359
President/	2002	150,000	(47)	28,490	(49)	0	0	5,000	0	29,968
Corporate Banking	2001	23,846		0		0	0	10,000	0	360
Manager

Steven L. Harding
Senior Vice	2003	150,000	(50)	47,400	(53)	0	0	10,000	0	46,639	(56)
President/	2002	150,000	(51)	25,226	(54)	0	0	0	0	38,380	(57)
Corporate Banking	2001	147,651	(52)	20,827	(55)	0	0	0	0	41,744	(58)
Manager

* SAR stands for “Stock Appreciation Rights” and refers to SARs payable in cash or stock, including SARs payable in cash or stock of the election of the Company or a named executive officer.

** LT1P stands for “Long-Term Incentive Plan” and refers to any plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to financial performance of the Company or an affiliate, the Company’s stock price, or any other measure, but excluding restricted stock, stock option and SAR Plans.

(24)	No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each officer’s total annual salary and bonus.
(25)	Includes Mid-State contribution to defined contribution plans (qualified and non-qualified, and whether or not vested).
(26)	Includes $12,000 accrued in 2003 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(27)	Includes $11,000 accrued in 2002 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(28)	Includes $10,500 accrued in 2001 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(29)	Bonus accrued in 2003 but payment deferred until 2004.
(30)	Bonus accrued in 2002 but payment deferred until 2003.
(31)	Bonus accrued in 2001 but payment deferred until 2002.
(32)	Includes $14,000 accrued in 2003 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(33)	Includes $12,000 accrued in 2002 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(34)	Includes $10,500 accrued in 2001 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(35)	Bonus accrued in 2003 but payment deferred until 2004.
(36)	Bonus accrued in 2002 but payment deferred until 2003.
(37)	Bonus accrued in 2001 but payment deferred until 2002.
(38)	Includes $14,000 accrued in 2003 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(39)	Includes $12,000 accrued in 2002 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(40)	Includes $8,939 accrued in 2001 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(41)	Bonus accrued in 2003 but payment deferred until 2004.
(42)	Bonus of $14,580 accrued in 2001 but payment deferred until 2002, and $75,000 accrued in 2002 but payment deferred until 2003.
(43)	Bonus accrued in 2000 but payment deferred until 2001.
(44)	Includes 2003 Deferred Compensation Contribution of $36,667.
(45)	Includes 2002 Deferred Compensation Contribution of $5,608.
(46)	Includes $12,000 accrued in 2003 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(47)	Includes $11,000 accrued in 2002 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(48)	Bonus accrued in 2003 but payment deferred until 2004.
(49)	Bonus of $3,740 accrued in 2001 but payment deferred until 2002, and $24,750 accrued in 2002 but payment deferred until 2003.
(50)	Includes $10,742 accrued in 2003 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(51)	Includes $10,423 accrued in 2002 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(52)	Includes $9,899 accrued in 2001 but deferred pursuant to Mid-State’s 401(k) Plan (see “Profit Sharing 401(k) Plan”).
(53)	Bonus accrued in 2003 but payment deferred until 2004.
(54)	Bonus accrued in 2002 but payment deferred until 2003.
(55)	Bonus accrued in 2001 but payment deferred until 2002.
(56)	Includes 2003 Deferred Contribution of $21,783.
(57)	Includes 2002 Deferred Contribution of $17,903.
(58)	Includes 2001 Deferred Contribution of $25,470.

     Stock Options. Our 1996 Stock Option Plan (the “Stock Option Plan”) is intended to advance our interests by encouraging stock ownership on the part of key employees and non-employee directors. As of March 31, 2004, we had options outstanding to purchase a total of 2,066,098 shares of our common stock under the Stock Option Plan and 399,518 shares available for grant.

     The following table furnishes certain information regarding stock options granted under the Stock Option Plan for James W. Lokey, James G. Stathos, Harry H. Sackrider, Daniel Eliot, and Steven L. Harding.

Options/SAR Grants In 2003

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/ SARs Granted to Employees in 2003	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
James W. Lokey	62,950	24.46%	$17.10	02/19/2013	676,971	1,715,576
James G. Stathos	26,978	10.48%	$17.10	02/19/2013	290,124	735,231
Harry H. Sackrider	17,985	6.99%	$17.10	02/19/2013	193,413	490,145
Daniel Eliot	5,000	1.94%	$17.10	02/19/2013	53,770	136,265
Steven L. Harding	10,000	3.88%	$17.10	02/19/2013	107,541	272,530

Aggregated Option/SAR Exercises in 2003
and Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at 12/31/2003		Value of Unexercised In-the-Money Options/SARs at 12/31/2003(59)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

James W. Lokey	7,075	60,185	118,340	202,545	1,305,397	1,959,349

James G. Stathos	0	0	84,934	67,932	861,692	590,917

Harry H. Sackrider	0	0	16,000	37,985	158,280	324,955

Daniel Eliot	0	0	5,000	15,000	45,120	129,480

Steven L. Harding	0	0	12,458	10,000	152,933	83,400

     Profit Sharing/401(k) Plan. Mid-State offers a combined Profit Sharing and 401(k) Plan to all of its eligible employees, and those of its banking subsidiary (the “Plan”). Eligible employees may participate in the Plan at the next entry date following 90 days of service. Employer contributions to the Profit Sharing and 401(k) Plan are vested on a five-year vesting schedule at 20% per year.

     Contributions to the Profit Sharing portion of the Plan (the “Profit Sharing Plan”) are made entirely by Mid-State. Each year the Board of Directors, in its discretion, decides how much money, if any, will be contributed to the Plan depending on the amount of Mid-State’s profits for the year. Mid-State’s contribution to the Profit Sharing Plan is allocated among all eligible employees based on eligible pay and length of service. Employees must be actively employed at the end of the calendar year in order to receive the profit sharing contribution. No amounts are accrued or set aside for the account of non-employee directors. Mid-State contributed approximately $2,065,000 to the Profit Sharing Plan for the year ending December 31, 2003.

     Under the 401(k) portion of the Plan (the “401(k) Plan”), each covered employee can make voluntary contributions to his or her account in an amount up to fifteen percent (15%) of his or her base salary; such contributions vest immediately when made. Mid-State makes a contribution to the employee’s account in an amount equal to fifty percent (50%) of the employee’s contributions, up to a maximum of six percent (6%) of the employee’s salary. For the year ended December 31, 2003, Mid-State contributed approximately $600,000 to the 401(k) Plan.

(59)	Unexercisable stock options represent those options granted, but not yet fully vested. Exercisable stock options represent the fully vested portion. Stock options vest at the rate of 20% per year from the date of grant. Value of options has been determined by multiplying number of shares by the difference between the closing price on December 31, 2003 of $25.44 per share, and the respective exercise price per share.

     Change in Control Agreements. Mid-State entered into “change in control” agreements with Messrs. Lokey, Sackrider, and Stathos as of January 9, 2002. Each agreement provides that, if a person who has acquired control of Mid-State terminates the officer within 36 months after such change in control other than for cause, disability or retirement (as such terms are defined in the agreement) or if, within 36 months of such a change in control, the officer terminates the agreement for good reason (as defined in the agreement), the officer will receive (i) a lump sum severance payment equal to three times his annual salary and bonus and (ii) continued benefits under all insured and self-insured employee welfare benefit plans for a period ending on the earliest of (A) three (3) years, (B) the commencement date of equivalent benefits from a new employer or (C) the officer’s normal retirement date under the terms of such plans. In general, a “change in control” includes a change in the majority of directors as a result of an election contest, an acquisition of 25% of the outstanding shares, a merger, consolidation, sale of substantially all the assets, a change in the majority of directors over a two (2) year period as well as any other transfer, voluntarily or by hostile takeover or proxy contest, operation of law or otherwise, of control of Mid-State.

     Each of Messrs. Eliot and Harding also have “change in control” agreements which are substantially identical to the one described above except that the triggering event must occur within 24 months after a change in control and the amount of the lump sum payment is limited to two times their annual salary and bonus.

     Incentive Compensation Plan. In the first quarter of 2001, the Board of Directors approved an annual Incentive Plan for the executive officers. The objective of the plan is to provide competitive compensation, warranted by performance, and aid in motivating and retaining key executives. Messrs Lokey, Stathos and Sackrider are eligible for participation in the Plan.

     Other Compensation. We have provided and plan to continue to provide our executive officers with automobiles, which are not available to all our employees. It is impracticable to estimate the percentage of the total costs of these benefits attributable to personal use. No amount is stated for the foregoing in the compensation table on page 13, since management has concluded that the amount of any personal benefits to any executive officer and to the principal officers as a group is less than the lesser of $50,000.00 per person or ten percent (10%) of the compensation reported under “Cash Compensation” for each such person and for the group.

     Compensation of Directors.  Directors who are also officers of the Company do not receive additional compensation for their services as directors.  During 2003, the Company’s non-employee directors received a $12,000 annual retainer and $1,000 for each regular and special meeting attended.  The Chairman of the Board received $1,500 for meetings attended.  Members of the committees received $300 for each committee meeting attended, while committee chairpersons received $450 per meeting attended.  Directors are also reimbursed for any out-of-pocket expenses incurred during their duties as directors.  Total fees paid to directors in 2003 were $315,050.

     Performance Graph. The following table and graph display six (6) year comparative total return performance information for Mid-State common stock, the Standard and Poors 500 Index (S&P 500), Russell 3000, NASDAQ Bank Index, SNL Western Bank Index, and the SNL Bank Index. The information is prepared assuming $100.00 is invested in each of the six (6) potential investments, six (6) years ago. The performance information takes into account dividends paid and the price appreciation or depreciation of the stock(s). It should be noted that historical performance information is no guarantee of future performance.

	Period Ending

Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Mid-State Bancshares	100.00	115.78	132.00	123.91	127.90	202.97
S&P 500*	100.00	121.11	110.34	97.32	75.75	97.40
Russell 3000	100.00	120.90	111.88	99.06	77.72	106.31
NASDAQ Bank Index*	100.00	96.15	109.84	118.92	121.74	156.62
SNL Western Bank Index	100.00	103.35	136.83	119.65	130.91	177.34
SNL Bank Index	100.00	96.92	114.46	115.61	106.01	143.00

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

     Transactions with Management and Others. There have been no transactions, or series of similar transactions, during 2003, or any currently proposed transaction, or series of similar transactions, to which Mid-State or its wholly owned bank subsidiary was or is to be a party, in which the amount involved exceeded or will exceed $60,000.00 and in which any director (or nominee for director) of Mid-State, executive officer of Mid-State, any shareholder owning of record or beneficially 5% or more of Mid-State Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

     Indebtedness of Management. Some of the current directors and executive officers of Mid-State and the companies with which they are associated have been customers of, and have had banking transactions with Mid-State, in the ordinary course of Mid-State’s business, and Mid-State expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons of similar creditworthiness, and in the opinion of management of Mid-State, have not involved more than the normal risk of repayment or presented any other unfavorable features.

     Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) of the Exchange Act requires Mid-State’s directors, executive officers and ten percent (10%) or more shareholders of Mid-State’s equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of Mid-State’s equity securities. Officers, directors and ten percent (10%) or more shareholders are required by SEC regulations to furnish Mid-State with copies of all Section 16(a) forms they file. To Mid-State’s knowledge, based solely on review of the copies of such reports furnished to Mid-State and written representations that no other reports were required, during the fiscal year ended December 31, 2003 all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of ten percent (10%) or more of Mid-State’s equity securities appear to have been met except as follows: (i) Director Maguire filed one report late relating to one transaction in the Company’s stock, this report was subsequently filed; and Director Lokey filed three reports late relating to three (3) transactions in the Company’s stock, these reports were subsequently filed.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Audit Committee of Mid-State has selected PricewaterhouseCoopers, LLP (“PWC”) as its independent public accountants for the fiscal year ending December 31, 2004. PWC audited Mid-State’s financial statements for the year ended December 31, 2003 and have been Mid-State’s accountants since July 2002. It is anticipated that a representative of PWC will be present at the meeting and will be available to respond to appropriate questions from shareholders regarding Mid-State’s financial statements.

     Fees. All professional services rendered by PWC during 2003 were furnished at customary rates and terms.

     The following table presents fees for professional audit services rendered by PWC for the fiscal years ended December 31, 2003 and 2002.

	2003	2002

Audit Services:
Consolidated financial statements	$261,000	$185,000
Quarterly reviews	45,000	45,000

Total audit fees	306,000	230,000
Audit-Related Service:
Other-Professional services rendered in
connection with an acquisition or
proposed acquisition	10,000	3,500

Total audit-related service fees	10,000	3,500
Tax Services:
Compliance	53,510	16,000
Planning	5,800	25,000
Advice	83,800	1,900

Total tax service fees	143,110	42,900

Total Fees:	$459,110	$276,400

     In addition, Mid-State paid $17,500 to Arthur Andersen LLP for audit and tax related services for the fiscal year ended December 31, 2002, prior to their termination on May 14, 2002.

     In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees Mid-State paid PWC for professional services for the audit of Mid-State’s consolidated financial statements included in the Form 10-K and review of financial statements included in Form 10-Q’s, and for services that are normally provided by the accountant in connection with statutory and regulatory filings and engagements; “audit related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of Mid-State’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

     For the fiscal year 2003 the audit committee considered and deemed the services provided by PWC compatible with maintaining the principle accountant’s independence. The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from our independent public accountant.

     Less than half the total hours expended on PWC’s engagement to audit our financial statements for the 2003 fiscal year were attributed to work performed by persons other than PWC full-time permanent employees.

SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2005 ANNUAL MEETING

     Proxy Statement Proposals. Under the rules of the SEC, proposals that shareholders seek to have included in the proxy statement for our next annual meeting of shareholders must be received by the Secretary of Mid-State not later than December 17, 2004.

     Other Proposals and Nominations. Our Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of shareholders, but which are not included in Mid-State’s proxy statement for that meeting. Nominations for director must be made in accordance with Section 2.11 of our Bylaws, which is set forth in the notice of the meeting attached to this proxy statement.

ADDITIONAL INFORMATION

     Under the Securities Exchange Act of 1934 Sections 13 and 15(d), periodic and current reports must be filed with the SEC. We electronically file the following reports with the SEC: Form 10-K (Annual Report), Form 10-Q (Quarterly Report), Form 11-K (Annual Report for Employees’ Stock Purchase and Savings Plans), Form 8-K (Report of Unscheduled Material Events), and Form DEF 14A (Proxy Statement). We may file additional forms. The SEC maintains an Internet site, www.sec.gov, in which all forms filed electronically may be accessed. Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on our website: www.midstatebank.com. We post these reports to our website as soon as reasonably practicable after filing them with the SEC. None of the information on or hyperlinked from our website is incorporated into this proxy statement.

James G. Stathos
Secretary

APPENDIX “A”

CORPORATE GOVERNANCE GUIDELINES

Introduction

The Board of Directors (the “Board”) of Mid-State Bancshares (the “Company”), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed and adopted a set of corporate governance principles (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions.

These Guidelines memorialize practices that the Company has developed over its history to oversee the work of management and the Company’s business results. Setting forth these Guidelines helps to assure having practices in place for the Board to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. These Guidelines are also intended to align the interests of directors and management with those of the Company’s shareholders.

The Guidelines are subject to future refinement or changes as the Board may find necessary or advisable for the Company in order to achieve these objectives.

Board Composition

The Board periodically evaluates whether a larger or smaller slate of directors would be preferable.

Pursuant to the Company’s Articles of Incorporation, the Board is divided into three classes. The Company’s shareholders elect directors on a three year staggered term basis such that a class of directors stands for election every third year and are elected for three year terms. The slate of directors recommended by the Board at each annual meeting is based upon the recommendation that the Board receives from the Nominating and Corporate Governance Committee. In forming its recommendation, such Committee reviews the suitability of each candidate and the slate of proposed directors as whole, taking into account the membership criteria discussed below.

The composition of the Board should balance the following goals:

  The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully;
  The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

  A majority of the Board shall consist of directors who the Board has determined have no material relationship with the Company and who are otherwise “independent” under the listing standards of Nasdaq.

Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in the time.

Selection of Directors

Nominations. The Nominating and Corporate Governance Committee is responsible for recommending for the Board’s selection the slate of director nominees for election to the Company’s Board of Directors and for filling vacancies occurring between annual meetings of shareholders. The Committee conducts surveys and otherwise seeks out the identity of possible candidates for the Board on an ongoing basis.

Criteria. A majority of the Board shall consist of directors who are neither officers or employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the listing standards of Nasdaq and such additional criteria as the Board and Committee deem relevant, including the following:

  Personal qualities and characteristics, accomplishments and reputation in the local business community;
  Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business and the ability to direct business to the Company;
  Ability and willingness to commit adequate time to Board and committee matters;
  The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and
  Diversity of viewpoints, background, and experience.

Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Company, together with an independent director, when deemed appropriate.

Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional educational sessions for directors on matters relevant to the Company, its business plan and risk profile.

Shareholder Recommendations. The Nominating and Corporate Governance Committee will consider recommendations for nominees to the Board from shareholders of the Company. Any such recommendation should be made in writing and be addressed to: Chairman of the Nominating and Corporate Governance Committee, Mid-State Bancshares, 1026 East Grand Avenue, Arroyo Grande, California 93420. Any such recommendation should identify the proposed nominee and should provide such additional information as the proposing person believes would be helpful to the Committee in its evaluation. Any such recommendation shall be evaluated in accordance with the criteria set forth in these Guidelines and taking into account other potential candidates identified by or to the Committee. Any such recommendation shall not constitute an advanced notice of intention by a shareholder to make a nomination at the annual meeting of shareholders as required by section 2.11 of the bylaws unless such recommendation contains the information required by the provisions of such section.

Election Term

The Board does not believe it should establish term limits. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies, and objectives. The Board believes that, as an alternative to term limits, it can ensure that the Board continues to evolve and adopt new viewpoints through the evaluation and nomination process described in these guidelines.

Retirement of Directors

As set forth in the Company’s Retirement Policy (EP 101-9), directors of the Company and its banking subsidiary will not stand for reelection after reaching the age of 72 years. Directors are allowed to complete their current terms if their 72nd birthday falls within the term. Exceptions to this policy can be approved by the Board.

Board Meetings

The Board currently plans at least twelve meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. In addition, the Board will hold a strategic retreat once a year.

The agenda for each Board meeting will be prepared by the Corporate Secretary. All information relevant to the Board’s understanding of matters to be discussed at an upcoming Board meeting, including the monthly “Board package” of financial information and reports, should be distributed in writing or electronically to all members in advance, whenever feasible and appropriate. In preparing the information, management should ensure that the materials distributed are as concise as possible, yet give directors sufficient information to make informed decisions. The Board acknowledges that certain items to be discussed at Board meetings are of an extremely sensitive nature and that the distribution of materials on these matters prior to Board meetings may not be appropriate.

Executive Sessions

To ensure free and open discussion and communication among the independent directors of the Board, the independent directors will have at least two regularly scheduled executive sessions each year, and more frequently as necessary or desirable, in conjunction with regularly scheduled meetings of the Board, at which only independent directors are present.

The Committees of the Board

Except as permitted by the Nasdaq listing standards, each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee shall be composed of directors who are not officers or employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), who do not have relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the Nasdaq listing standards. The required qualifications for the members of each committee, if any, shall be set out in the respective committee’s charter. A director may serve on more than one committee for which he or she qualifies. The Audit Committee must also satisfy the requirements of SEC Rule 10A-3.

All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

The Company shall have at least the committees required by the Nasdaq listing standards but may have such other committees as the Board determines to be necessary or appropriate.

Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management and reviewed by the Compensation Committee, addressing the policies and principles for selecting a successor to the CEO and other executive officers, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

Executive Compensation

1.

Evaluating and Approving Salary for the CEO. The Board, acting through action of the Compensation Committee, evaluates the performance of the CEO and the Company against the Company’s goals and objectives, and sets the compensation of the CEO.

2.

Evaluating and Approving Compensation of Executive Officers. The Board, acting through the Compensation Committee, evaluates and the Board determines the proposals for overall compensation policies applicable to, and compensation for, executive officers.

Board Compensation

The Board will act upon recommendation of the Nominating and Corporate Governance Committee concerning the components and amount of Board compensation.

Expectations for Directors

The business and affairs of the Company shall be managed by or under the direction of the Board in accordance with California law. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of the Company. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

1.	Commitment and Attendance. All independent and management directors should make every effort to attend meetings of the board and meetings of committees of which they are members. Members may attend by telephone in accordance with the provisions of California law to mitigate conflicts. All directors should make every effort to attend meetings of the shareholders.

2.	Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of the company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

3.

Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a director.

The Company has adopted a Code of Conduct, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code’s provisions in these areas and should consult with the Company’s counsel in the event of any issues.

4.

Other Directorships. The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues. Directors should advise the Chairman of the Nominating and Corporate Governance Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

5.	Contact with Management. All directors are invited to contact the CEO at any time to discuss any aspect of the Company’s business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

6.	Contact with Other Constituencies. It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

7.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

Evaluating Board Performance

The Board, acting through the Nominating and Corporate Governance Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Nominating and Corporate Governance Committee should periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.

Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports, and opinions of management, counsel, accountants, auditors, and other expert advisors to the extent provided by California law. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

Shareholder Communications with the Board of Directors

The ability of shareholders to communicate directly with the Board is an important feature of corporate governance and assists in the transparency of the Board’s operations. In furtherance of this interest, the Board has adopted a process by which a shareholder may communicate directly in writing to the Board. A shareholder wishing to provide a written communication to the Board should address his or her letter to the Corporate Secretary, Mid-State Bancshares, 1026 East Grand Avenue, Arroyo Grande, California 93420. Because communications to the Board can relate to products and services, be solicitations, or otherwise relate to improper or irrelevant topics, the Board has adopted a process for “filtering” communications. This process has been approved by not less than a majority of the independent directors on the Board.

APPENDIX “B”

AUDIT COMMITTEE CHARTER
MID-STATE BANCSHARES AND MID-STATE BANK & TRUST

Purpose:

The Audit Committee of Mid-State Bancshares (the "Company") shall:

  Provide assistance to the Board of Directors (the “Board”) in fulfilling its responsibilities with respect to its oversight of:
a.	The integrity of the Company’s financial statements;
b.	The Company’s compliance with legal and regulatory requirements;
c.	The independent auditor’s qualifications and independence; and

The performance of the Company’s internal auditor (whether an internal department or through an outsourcing relationship) and independent auditors.

  Prepare the Audit Committee’s report required by the Securities and Exchange Commission (the “Commission”) rules and include in the Company’s annual proxy statement.
  Conduct any investigation appropriate to fulfilling its responsibilities.

The Audit Committee will have a clear understanding with the Company’s independent auditors that they must maintain an open and transparent relationship with the Audit Committee that the ultimate accountability of the independent auditors is to the Audit Committee. The independent auditors report directly to the Audit Committee.

Committee Membership:

The Audit Committee shall consist of no fewer than three members of the Board. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. In addition, no member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the company at any time during the past three years.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” as defined by the Commission.

Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies without the approval of the Board. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating

Committee. Audit Committee members may be replaced by the Board at any time. The Board shall appoint the Chairperson of the Audit Committee. The Chairperson will chair all regular sessions of the Audit Committee and set the agendas for Audit Committee meetings.

Meetings:

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors, and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee will ensure that minutes of each of its meetings are prepared and distributed to the Board, and shall provide periodic summary reports to the Board. The permanent file of the minutes shall be maintained by the Company Secretary.

Committee Authorities and Responsibilities:

The Audit Committee shall have the authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority to appoint or replace the internal auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the internal auditor. The internal auditor shall report directly to the Audit Committee.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation (i) to the independent auditors engaged for purposes of rendering an audit report or related work or performing other audit, review or attest services; (ii) to the internal auditor and staff or, if such function is out-sourced, the firm providing the internal audit function, (iii) any advisors employed by the Audit Committee; and (iv) for any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

Financial Statement and Disclosure Matters:

The Audit Committee, to the extent it deems necessary or appropriate, shall:

  Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K, and the results of the audit.
  Review and discuss with management and the independent auditor the company’s quarterly financial statements prior to the filing of its form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.
  Discuss with management and the independent auditor significant accounting policies and financial reporting issues and judgments made in connection with the preparation of the company’s financial statements, including any significant changes in the company’s selection or application of accounting principles, any major issues as to the adequacy of the company’s internal controls and any special steps adopted in light of material control deficiencies.
  Review and discuss quarterly reports from the independent auditors on:
a.	All critical accounting policies and practices to be used.
b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
  Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
  Discuss with management prior to their release the company’s earnings press releases, including the use of “pro forma” or “adjusted” non-gap information. The chairman of the committee may represent the entire committee for purposes of this discussion.
  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, any off-balance sheet structures on the company’s financial statements, and rules, policies of, and examinations by, relevant banking regulators.

  Discuss with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.
  Discuss with the independent auditor the matters required to be discussed by statement on auditing standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
  Review any disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
  Review findings reported by regulatory agencies, management’s response, and monitor corrective action on major deficiencies.
  Review periodically (i) the reserve for loan losses and methods used in its determination; (ii) legal exposure from pending or threatened litigation; and (iii) management’s analysis of insurance coverage.
  Discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

Oversight of the Company’s Relationship with the Independent Auditor:

Review and evaluate the lead partner of the independent auditor team.

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance, and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

Establish board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

Meet with the independent auditor prior to the audit to discuss the proposed scope, planning and staffing of the audit.

Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work, access to required information, or any significant changes to the planned scope of the audit.

Review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements.

Obtain annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company.

Oversight of the Company’s Internal Auditor:

Review and evaluate the internal auditor or, if such function is out-sourced, the firm providing the internal audit function.

Evaluate the internal audit process for establishing the annual internal audit plan and performance of the internal audit function.

Review the significant reports to management prepared by the internal auditor and management’s responses.

Oversee internal audit activities, including discussing with management and the internal auditor, the internal audit functions, organization, objectivity, responsibilities, annual internal audit plans, budget, and staffing.

Review periodic progress reports covering the annual internal audit plan.

Review and monitor unresolved matters related to significant internal audit issues and the responses by management.

Ensure appropriate independence of the internal auditing function.

Compliance Oversight Responsibilities:

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

Discuss with the Company’s Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Approve all related party transactions to which the Company is a party. “Related party transactions” refers to those transactions the disclosure of which is required pursuant to SEC Regulation S-K, Item 404.

Review the appropriateness of the practices utilized to reimburse executive officers and to assure compliance with the Company’s codes of ethics and conduct.

Limitation of Audit Committee’s Role:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX “C”

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (“Committee”) of the Board of Directors is composed of three independent directors. The members of the Committee are: Directors Snelling (Chairman), Bello, Flood, and Director Heron is an alternate member. Each member is an “independent director,” as defined by the Nasdaq rules and satisfies the additional SEC requirements for independence of audit committee members. In addition, the Board of Directors has determined that William L. Snelling is and “audit committee financial expert,” as defined by the SEC rules.

     The Committee held five (5) meetings during 2003. During the course of the year, the Committee reviewed the Audit Committee Charter which, among other things, provides the Committee with authority to (i) control directly the outside auditor, (ii) make hiring and termination decisions concerning the auditor, and (iii) approve all non-audit services.

     The Committee oversees the financial reporting process for Mid-State Bancshares (“Mid-State”) on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the Annual Report and Form 10-K.

     In accordance with Statements on Accounting Standards (SAS) No. 61 and No. 90, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Committee has discussed with the independent auditors their independence from Mid-State and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

     The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audit conducted, the internal controls used by Mid-State, and the selection of Mid-State’s independent auditors.

     Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

C-1

     Signed and adopted by the Audit Committee this 10th day of March, 2004.

/s/ William L. Snelling

Committee Chairman

/s/ Gracia B. Bello

Director/Committee Member

/s/ Daryl L. Flood

Director/Committee Member

/s/ H. Edward Heron

Director/Alternate Member

The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

C-2

APPENDIX “D”

REPORT OF THE COMPENSATION COMMITTEE
MID-STATE BANCSHARES AND MID-STATE BANK & TRUST

     The goals of the Mid-State Executive Compensation Program (the “Program”) are to attract and retain higher caliber executives, provide compensation in a cost efficient manner, encourage executive ownership of Mid-State Bancshares (“Mid-State”) common stock and motivate executives to maximize returns to shareholders, both annually and over the long-term.

     The philosophy of the Program is to provide a total reward program that supports achievement of Mid-State’s goals and objectives and provides total compensation that is competitive in relation to that provided by comparable financial institutions.

     Compensation for Mid-State’s executive officers includes the following components:

  Salary – The principal objective of the salary program is to maintain salaries that are targeted at the 75th percentile of the market for comparable positions in similarly sized financial institutions.

  Annual incentives – Annual incentives are designed to reward principally for overall annual Bank performance and provide total cash compensation that is targeted at the 75th percentile of the market when warranted by performance.
  Long-term incentives – The principal objective of the long-term stock-based incentive program is to align the financial interests of executives with those of shareholders, provide incentive for executive ownership of Mid-State common stock, support the achievement of long-term financial objectives, and provide for long-term incentive reward and capital accumulation opportunities.
  Benefits – The principal objectives of the benefits program provided for executives are to provide attractive benefits to retain key executives and provide financial planning opportunities to facilitate tax and estate planning.

CEO Compensation

In setting the Chief Executive Officer’s (the “CEO”) base salary and in determining his performance bonus for fiscal 2003, the Compensation Committee (the “Committee”) has considered Mid-State’s sustained revenue and profit growth in recent years.  In addition, the Bank continues to perform in the upper quartile of the industry peer group.  The CEO significantly contributed to this success.  Based on this performance, the Committee approved a salary increase and cash bonus.  The stock option grant made to the CEO was made at the fair market value.  All of the adjustments were made in accordance with the guidelines established in the executive compensation plan.

D-1

It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align Mid-State’s corporate objectives and the interests of our shareholders with competitive compensation practices in an equitable manner.

     Signed and adopted by the Compensation Committee this 11th day of February, 2004.

/s/ Gregory R. Morris

Committee Chairman

/s/ Gracia B. Bello

Director/Committee Member

/s/ Trudi G. Carey

Director/Committee Member

/s/ H. Edward Heron

Director/Alternate Member

/s/ William L. Snelling

Director/Alternate Member

D-2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL LISTED.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS. To elect the following three (3) persons to the Board of Directors of Mid-State Bancshares to serve for a three (3) year term and until their successors are elected and have qualified:			2.	OTHER BUSINESS. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.
	01 Daryl L. Flood 02 Michael Miner 03 Alan Rains	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	The undersigned hereby acknowledges receipt of the Notice of Meeting, Proxy Statement and Annual Report that accompanies this proxy and ratifies all lawful actions taken by the above named proxies.
		☐	☐		I (We) will	☐	will not	☐
					Attend the Annual Meeting in person.
A shareholder may withhold authority to vote for any nominee by lining through or otherwise striking out the name of such nominee.
Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature _________________________________ Signature _________________________________ Date ______________
NOTE: Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/mdst Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

REVOCABLE PROXY • MID-STATE BANCSHARES

ANNUAL MEETING OF SHAREHOLDERS – MAY 18, 2004

     The undersigned shareholder(s) of Mid-State Bancshares (“Mid-State”) hereby appoints, constitutes and nominates Carrol R. Pruett and James G. Stathos, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of Mid-State which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Clark Center, 487 Fair Oaks, Arroyo Grande, California, on Tuesday, May 18, 2004 at 7:30 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as indicated on the reverse side hereof.

     This proxy confers discretionary authority and shall be voted in accordance with the recommendation of the Board of Directors unless a contrary instruction is indicated, in which case the proxy shall be voted in accordance with instructions. If no instruction is specified, the shares represented by proxy will be voted in favor of the proposal listed on this proxy. In all other matters, if any, properly presented at the annual meeting, the proxy shall be in accordance with the judgement of the proxy holders. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to use.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING ON MAY 18, 2004.
DO NOT MAIL.

This admission ticket admits you to the meeting. You will not be admitted to the meeting without an admission ticket or other proof of stock ownership as of March 31, 2004, the record date.

ADMISSION TICKET

2004 Annual Shareholders Meeting
Tuesday, May 18, 2004
7:30 p.m.

The Clark Center
487 Fair Oaks
Arroyo Grande, California 93420

NON-TRANSFERABLE	NON-TRANSFERABLE